SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           January 15, 1998
                                                 ----------------------------
                                                          (December 31, 1997)

                       Wellsford Real Properties, Inc.
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           (Exact name of registrant as specified in its charter)

       1-12917                                       13-3926898
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  (Commission File Number)                (IRS Employer Identification No.)

                                  Maryland
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               (State or other jurisdiction of incorporation)

                 610 Fifth Avenue, New York, New York 10020
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                  (Address of principal executive offices)
                                 (Zip Code)

                               (212) 333-2300
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            (Registrant's telephone number, including area code)

Item 2.   Acquisition or Disposition of Assets

          Wellsford Real Properties, Inc. has completed development of the 456-unit luxury apartment community, Blue Ridge at Palomino Park in Highlands Ranch, a suburb of Denver. Blue Ridge, a co-development of Wellsford Real Properties, Inc. and the Feld Company of Denver, was completed on schedule and under budget at a total development cost of approximately $41.5 million. The property is currently 94% occupied and 97% leased.

          Blue Ridge has been financed with a $34.5 million permanent loan due in 10 years from FHLMC at a fixed interest rate of 6.96%, including amortization of costs. Principal is amortized over a 30 year schedule.

          Blue Ridge was in the initial phase of construction development activity during 1996 and therefore no operating statement has been included herewith.
                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Wellsford Real Properties, Inc.
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                                       (Registrant)



Date: January 14, 1998             By: /s/Gregory F. Hughes
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                                        Gregory F. Hughes
                                        Chief Financial Officer